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                          FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 29, 2003, among ALAMOSA HOLDINGS, INC., a Delaware corporation ("Parent"), ALAMOSA (DELAWARE), INC. (formerly known as Alamosa PCS Holdings, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (the "Company"), the SUBSIDIARY GUARANTORS party hereto (the "Subsidiary Guarantors") and WELLS FARGO BANK MINNESOTA, N.A. (formerly known as Norwest Bank Minnesota, N.A.), a national banking association, as trustee (the "Trustee") under the Indenture (as defined below).

         W I T N E S S E T H:

         WHEREAS, the Company, Parent and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of February 8, 2000, among the Company, the Subsidiary Guarantors and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 31, 2001, the Second Supplemental Indenture, dated as of February 14, 2001, the Third Supplemental Indenture, dated as of March 30, 2001, and the Fourth Supplemental Indenture, dated as of September 11, 2003 (as so supplemented, the "Indenture"), relating to $350,000,000 aggregate principal amount at maturity of the Company's 12 7/8% Senior Discount Notes due 2011 (the "Notes"); and

         WHEREAS, the parties to the Indenture desire to amend certain provisions of the Indenture, as described below; and

         WHEREAS, the parties desire that the amendments to the Indenture set forth in this Supplemental Indenture shall become effective only upon the consummation of the Exchange Offers (as defined in the Combined Offering Circular, Consent Solicitation and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization of the Company and Parent, dated as of September 12, 2003, as amended on October 15, 2003); and

         WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee, the Company, Parent and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the consummation of the Exchange Offers, the Company, Parent, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Debt. Section 1.01 of the Indenture is hereby amended so that the definition of "Debt" shall read in its entirety as set forth below:

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         ""Debt" means, with respect to any Person on any date of determination
(without duplication):

              (a) the principal of and premium (if any) in respect of:

                      (1) debt of such Person for money borrowed, and

                      (2) debt evidenced by Securities, debentures, bonds or
              other similar instruments for the payment of which such Person is responsible or liable;

              (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

              (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

              (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

              (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

              (f) all obligations of the type referred to in clauses (a) through
         (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

              (g) all obligations of the type referred to in clauses (a) through
         (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

              (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.


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The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to the notional amount of such Hedging Obligation."

         2. Exchange Offers. Section 1.01 of the Indenture is hereby amended to add the following definition:

         ""Exchange Offers" has the meaning assigned to such term in the Combined Offering Circular, Consent Solicitation and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization of the Company and Parent, dated as of September 12, 2003, as amended or supplemented from time to time."

         3. Permitted Investment. Section 1.01 of the Indenture is hereby amended so that the definition of "Permitted Investment" shall read in its entirety as set forth below:

         ""Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

              (a) the Company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

              (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Telecommunications Business;

              (c) Temporary Cash Investments;

              (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

              (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

              (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3 million at any one time outstanding;


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              (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; and

              (h) Hedging Obligations."

         4. Subsidiary Guarantor. Section 1.01 of the Indenture is hereby amended so that the definition of "Subsidiary Guarantor" shall read in its entirety as set forth below:

         ""Subsidiary Guarantor" means each of the Persons listed on Schedule I hereto and any other Person that in the future executes a supplemental indenture in which it agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor."

         5. Unrestricted Subsidiary. Section 1.01 of the Indenture is hereby amended so that the definition of "Unrestricted Subsidiary" shall read in its entirety as set forth below:

         ""Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary; and

                  (b)  any Subsidiary of an Unrestricted Subsidiary."

         6. SEC Reports. Section 4.02 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.02. Intentionally Omitted."

         7. Limitation on Debt. Section 4.03 of the Indenture is hereby deleted in its entirety and shall be of no further force and effect, except for the purpose of determining whether a transaction constitutes an Asset Sale and for the purpose of
              Section 5.02(e) of the Indenture.

         8. Limitation on Restricted Payments. Section 4.04 of the Indenture is hereby deleted in its entirety and shall be of no further force and effect, except for the sole purpose of determining whether a transaction constitutes an Asset Sale.

         9. Limitation on Liens. Section 4.05 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.05. Intentionally Omitted."


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         10.  Limitation on Issuance or Sale of Capital Stock of Restricted
              Subsidiaries. Section 4.06 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.06. Intentionally Omitted."

         11. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Section 4.08 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.08. Intentionally Omitted."

         12. Limitation on Transactions with Affiliates. Section 4.09 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.09. Intentionally Omitted."

         13. Limitation on Layered Debt. Section 4.10 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.10. Intentionally Omitted."

         14.  Designation of Restricted and Unrestricted Subsidiaries. Section
              4.11 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.11. Intentionally Omitted."

         15. Limitation on Sale and Leaseback Transactions. Section 4.12 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.12. Intentionally Omitted."

         16. Limitation on Company's Business. Section 4.13 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.13. Intentionally Omitted."

         17. Future Subsidiary Guarantors. Section 4.15 of the Indenture is hereby amended to read in its entirety as set forth below:

         "SECTION 4.15. Intentionally Omitted."

         18.  When Company May Merge or Transfer Assets. Sections 5.01(c), (d),
              (e), (f) and (g) of the Indenture are hereby deleted.


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         19.  Waiver of Stay or Extension Laws. Section 6.12 of the Indenture is
              hereby deleted.

         20. Discharge of Liability on Securities; Defeasance. Section 8.01(b) of the Indenture is hereby amended to read in its entirety as set forth below:

         "(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.07 and 4.14 and the operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and
6.01(10) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in clause (e) of Section
5.02 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (with respect only to Significant Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company to comply with the limitations contained in clause (e) of Section 5.02. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates."

         21. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Section 10.06 of the Indenture is hereby deleted.

         22. Effectiveness of Supplemental Indenture. Notwithstanding anything to the contrary contained herein, this Supplemental Indenture shall be of no force or effect until the consummation of the Exchange Offers, and upon consummation of the Exchange Offers, this Supplemental Indenture shall be in full force and effect and the Indenture shall be deemed amended as set forth in this Supplemental Indenture.

         23. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental



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              Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         24. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         25. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         26. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         27. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.



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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                           ALAMOSA HOLDINGS, INC.

                                    By:
                                    /s/ David E. Sharbutt
                                    --------------------------------------
                                    Name:   David E. Sharbutt
                                    Title:  President

                           ALAMOSA (DELAWARE), INC.

                                    By: /s/ David E. Sharbutt
                                    --------------------------------------
                                    Name:   David E. Sharbutt
                                    Title:  President

                           EACH OF THE SUBSIDIARY GUARANTORS
                           SET FORTH ON SCHEDULE I HERETO

                                    By: /s/ David E. Sharbutt
                                    --------------------------------------
                                    Name:   David E. Sharbutt
                                    Title:  Authorized Signatory

                           WELLS FARGO BANK MINNESOTA, N.A.,
                           as Trustee

                                    By: /s/ Michael T. Lechner
                                    --------------------------------------
                                    Name:  Michael T. Lechner
                                    Title:  Corporate Trust Officer


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                                   SCHEDULE I


Alamosa PCS, Inc.

Texas Telecommunications, LP

Alamosa Wisconsin Limited Partnership

Alamosa Delaware GP, LLC

Alamosa Wisconsin GP, LLC

Alamosa Finance, LLC

Alamosa Holdings, LLC

Alamosa Limited, LLC

Alamosa (Wisconsin) Properties, LLC

Alamosa Properties, LP

Alamosa Missouri, LLC

Alamosa Missouri Properties, LLC

Washington Oregon Wireless, LLC

Washington Oregon Wireless Properties, LLC

Washington Oregon Wireless Licenses, LLC

SWGP, L.L.C.

SWLP, L.L.C.

Southwest PCS, L.P.

Southwest PCS Properties, LLC

Southwest PCS Licenses, LLC